CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-01121) of our report dated January 10, 1996, which appears on page 40 of J.P. Morgan & Co. Incorporated's 1995 Annual Report on Form 10-K for the year ended December 31, 1995 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
New York, New York
May 7, 1996